UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2018

Vanguard Natural Resources, Inc.
(Exact name of registrant specified in its charter)

Delaware	001-33756	80-0411494
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

5847 San Felipe, Suite 3000
Houston, TX 77057
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The purpose of this Current Report on Form 8-K is to (A) file the unaudited pro forma condensed consolidated financial information of Vanguard Natural Resources, Inc. (“Vanguard”) as set forth in Item 9.01 below, giving effect to (i) reorganization adjustments, (ii) the Company’s application of fresh-start accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification 852, Reorganizations, and (iii) the transition to the successful efforts method of accounting for our oil and natural gas properties previously disclosed in filings with the Securities and Exchange Commission; and (B) allow such financial information to be incorporated by reference into Vanguard’s registration statement on Form S-1 (File No. 333-221223), as amended, which initially was filed with the Securities and Exchange Commission on October 30, 2017 and became effective as of December 6, 2017.

Item 9.01    Financial Statements and Exhibits

(b) Pro Forma Financial Information.
The unaudited pro forma condensed consolidated financial information of Vanguard, as adjusted to give effect to its plan of reorganization, fresh-start accounting, and the transition to the successful efforts method of accounting for our oil and natural gas properties for the for the year ended December 31, 2017, and the notes related thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference.
(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1
The unaudited pro forma condensed consolidated statement of operations of Vanguard for the year ended December 31, 2017, which gives effect to the Vanguard’s plan of reorganization, fresh-start accounting, and the transition to the successful efforts method of accounting for our oil and natural gas properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: April 13, 2018	By:	/s/ Ryan Midgett
		Name:	Ryan Midgett
		Title:	Chief Financial Officer